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NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0111 Dated January 24, 1996     Rule 424(b)(2)
(To Prospectus dated November 24, 1995 and             File number: 33-63097
Prospectus Supplement dated January 10, 1996)


Senior Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue

Principal Amount:                                    $  25,450,000.00
Issue Price:                             100.000%    $  25,450,000.00
Commission or Discount:                    0.110%    $      27,995.00
Proceeds to Company:                      99.890%    $  25,422,005.00


Agent:                            Bear, Stearns & Co. Inc., as Agent


Original Issue Date:              January 29, 1996
Stated Maturity Date:             January 16, 2001

                                  63858R-DC-2
Cusip #:
Form:                             Book entry only

Interest Rate:                    5.760% Fixed

Interest Payment Dates:           January 15 and July 15, commencing on
                            				  July 15,1996; final payment on
                                  January 16, 2001


Discount Note?                                                    No

May the Notes be redeemed by the Company prior to maturity?       No

May the notes be repaid prior to maturity at the option of the
holder?                                                           No